                                                                    Exhibit 99.2
                                                                    ------------


                 PRINCIPAL STOCKHOLDER STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                              SAPIENT CORPORATION,


                                ADJACENCY, INC.,


                    THE PRINCIPAL STOCKHOLDERS OF THE COMPANY
                            IDENTIFIED ON SCHEDULE A
                                 ATTACHED HERETO

                                       AND

                                 ANDREW SATHER,
                                AS EXCHANGE AGENT

                                   DATED AS OF

                                 MARCH 29, 1999


                                TABLE OF CONTENTS
ARTICLE I - PURCHASE AND SALE OF THE COMPANY SHARES........................................2
     1.1    Purchase of the Company Shares from the Principal Stockholders.................2
     1.2    Purchase Price for Company Shares; Escrow......................................2
     1.3    The Closing....................................................................3
     1.4    Actions at the Closing.........................................................3
     1.5    Further Assurances.............................................................4
     1.6    Treatment of Outstanding Options...............................................5

ARTICLE IIA - REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY SHARES AND THE
              PRINCIPAL STOCKHOLDERS.......................................................6
     2A.1   Ownership of Company Shares....................................................6
     2A.2   Authority......................................................................6
     2A.3   Noncontravention...............................................................6
     2A.4   Investment Representations.....................................................7

ARTICLE IIB - REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY.........................8
     2B.1   Organization...................................................................8
     2B.2   Capitalization.................................................................8
     2B.3   Authorization of Transaction and Noncontravention..............................9
     2B.4   Financial Statements and Information...........................................9
     2B.5   Intellectual Property.........................................................12
     2B.6   Real Property Owned and Leased................................................14
     2B.7   Assets........................................................................15
     2B.8   Contracts.....................................................................16
     2B.9   Books and Records; Bank Accounts; Powers of Attorney..........................16
     2B.10  Tax Matters...................................................................17
     2B.11  Product and Service Warranties................................................18
     2B.12  Customers.....................................................................19
     2B.13  Insurance.....................................................................19
     2B.14  Legal Compliance; Environmental Matters.......................................19
     2B.15  Permits.......................................................................20
     2B.16  Litigation....................................................................20
     2B.17  Confidential Information......................................................20
     2B.18  Employees and Consultants.....................................................21
     2B.19  Employee Benefits.............................................................21
     2B.20  Business Relationships With Affiliates........................................24
     2B.21  Advisory Fees.................................................................24
     2B.22  Pooling.......................................................................24
     2B.23  Disclosure....................................................................24

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE BUYER.................................24

     3.1    Organization..................................................................24
     3.2    Capitalization................................................................25
     3.3    Authorization.................................................................25
     3.4    Noncontravention..............................................................25
     3.5    Buyer Reports and Financial Statements........................................26
     3.6    Litigation....................................................................26
     3.7    Brokers' Fees.................................................................26
     3.8    Investment Representations....................................................26
     3.9    Absence of Certain Changes....................................................27
     3.10   Tax Matters...................................................................27
     3.11   Disclosure....................................................................28

ARTICLE IV - INDEMNIFICATION..............................................................28
     4.1    Indemnification by the Principal Stockholders.................................28
     4.2    Indemnification by the Buyer..................................................29
     4.3    Claims for Indemnification....................................................29
     4.4    Payment of Amounts............................................................32
     4.5    Survival......................................................................32
     4.6    Limitations...................................................................32

ARTICLE V - REGISTRATION RIGHTS...........................................................33
     5.1    Registration of Shares........................................................33
     5.2    Limitations on Registration Rights............................................34
     5.3    Registration Procedures.......................................................35
     5.4    Requirements of Stockholders..................................................36
     5.5    Indemnification...............................................................37
     5.6    Assignment of Rights..........................................................37
     5.7    Rule 144 Reports..............................................................37

ARTICLE VI - OTHER AGREEMENTS.............................................................38
     6.1    Filing of Tax Returns.........................................................38
     6.2    Tax Indemnification by the Principal Stockholders.............................38
     6.3    Allocation of Certain Taxes...................................................39
     6.4    Certain Agreements Regarding Pooling Accounting...............................39
     6.5    Grant of Stock Options........................................................40
     6.6    Employee Benefits.............................................................40

ARTICLE VII - MISCELLANEOUS...............................................................41
     7.1    Press Releases and Public Disclosure..........................................41
     7.2    No Third Party Beneficiaries..................................................41
     7.3    Entire Agreement..............................................................41
     7.4    Succession and Assignment.....................................................41
     7.5    Counterparts..................................................................41
     7.6    Headings......................................................................41

     7.7    Notices.......................................................................42
     7.8    Governing Law.................................................................43
     7.9    Dispute Resolution; Litigation................................................43
     7.10   Amendments and Waivers........................................................44
     7.11   Severability..................................................................44
     7.12   Expenses......................................................................44
     7.13   Construction..................................................................44
     7.14   Incorporation of Exhibits and Schedules.......................................44
     7.15   Facsimile Signature...........................................................45

Schedules and Exhibits

Schedule A - List of Principal Stockholders
Schedule B - List of Minority Stockholders
Schedule C - Agreements to be Terminated
Schedule D - Certain Pooling Related Matters

Disclosure Schedule

Exhibit A - Form of Minority Stockholder Stock Purchase Agreement
Exhibit B - Form of Gray Cary Ware & Freidenrich LLP Opinion
Exhibit C - Form of Stockholder Non-Competition Agreement
Exhibit D - Form of Hale and Dorr LLP Opinion
Exhibit E - Form of Escrow Agreement
Exhibit F - Form of Press Release

                 PRINCIPAL STOCKHOLDER STOCK PURCHASE AGREEMENT

     This Agreement is entered into as of March 29, 1999 by and among Sapient Corporation, a Delaware corporation (the "BUYER"), Adjacency, Inc., a Wisconsin corporation (the "COMPANY"), the stockholders of the Company identified on SCHEDULE A to this Agreement (the "PRINCIPAL STOCKHOLDERS") and Andrew Sather, in his capacity as Exchange Agent. The Buyer, the Company and the Principal Stockholders are referred to collectively herein as the "PARTIES."

                                  INTRODUCTION

     1. The Principal Stockholders, together with the other stockholders of the Company listed on SCHEDULE B to this Agreement (the "MINORITY STOCKHOLDERS"), collectively own all of the issued and outstanding shares of the capital stock of the Company (the "COMPANY SHARES"), as set forth on SCHEDULE A and SCHEDULE B attached hereto. The Principal Stockholders and the Minority Stockholders are referred to collectively herein as the "Stockholders".

     2. Subject to the terms and conditions of this Agreement, the Buyer desires to purchase from the Principal Stockholders, and the Principal Stockholders desire to sell to the Buyer, all of the Company Shares held by the Principal Stockholders for the consideration set forth below.

     3. Simultaneously herewith, the Buyer is purchasing from each Minority Stockholder, and the Minority Stockholders are each selling to the Buyer, all of the Company Shares held by the Minority Stockholders pursuant to a series of Minority Stockholder Stock Purchase Agreements in the form attached hereto as EXHIBIT A (the "MINORITY STOCKHOLDER AGREEMENTS").

     4. The Parties intend that the transactions contemplated by this Agreement and the Minority Stockholder Agreements shall be treated as a "tax-free reorganization" for U.S. federal income tax purposes and as a "pooling of interests" for accounting purposes.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I
                     PURCHASE AND SALE OF THE COMPANY SHARES

     1.1 PURCHASE OF THE COMPANY SHARES FROM THE PRINCIPAL STOCKHOLDERS. Upon and subject to the terms and conditions of this Agreement, at the closing of the purchase and sale of the Company Shares contemplated by this Agreement (the "CLOSING"), each Principal Stockholder shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from each Principal Stockholder, all of the Company Shares owned by such Principal Stockholder.

     1.2  Purchase Price for Company Shares; Escrow.
          -----------------------------------------

          (a) The purchase price to be paid by the Buyer to the Stockholders for all of the Company Shares shall be paid in the form of shares of common stock, par value $0.01 per share, of the Buyer (the "BUYER COMMON STOCK"). Subject to Section 1.2(b), the aggregate number of shares of Buyer Common Stock to be issued to the Stockholders at the Closing pursuant to this Agreement and the Minority Stockholder Agreements in exchange for the 3,739,932 Company Shares issued and outstanding as of the Closing is 790,674 (the "PURCHASE PRICE SHARES"), which corresponds to an exchange ratio of 0.211414 share of Buyer Common Stock for each Company Share (the "EXCHANGE RATIO").

          (b)  On the Closing Date (as defined below):

               (i) the Buyer shall deliver to the Escrow Agent (as defined below) a certificate (issued in the name of the Escrow Agent or its nominee) representing 10% of the Purchase Price Shares issuable to the Stockholders (the "ESCROW SHARES") for the purpose of securing the indemnification obligations of the Principal Stockholders set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement (as defined below) pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor to any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement; and

               (ii) subject to Section 1.2(c), the Buyer shall deliver to Andrew Sather, in his capacity as Exchange Agent, on behalf of each Principal Stockholder a certificate representing the remaining number of Purchase Price Shares issuable to the Principal Stockholders, as indicated on Schedule A.

          (c) No certificates or scrip representing fractional Purchase Price Shares shall be issued to the Stockholders and the Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Purchase Price Shares that would otherwise be issued to such Stockholders. In lieu of fractional Purchase Price Shares that would otherwise be issued, each such Stockholder that would have been entitled to receive a fractional Purchase Price Share shall receive such whole number of Purchase Price Shares to which such Stockholder would be entitled, rounded up or down to the nearest whole number (with a fractional interest of 0.5 rounded to the nearest odd whole number).

          (d) Each Principal Stockholder hereby appoints Andrew Sather to act as Exchange Agent in connection with the transactions contemplated by this Agreement. At the Closing, (i) the Exchange Agent will accept delivery from the Buyer of all of the Purchase Price Shares issuable to the Principal Stockholders pursuant to Section 1.2(b)(ii) (such delivery to be in the form of one or more stock certificates issued in the name of Andrew Sather, as Exchange Agent) and
(ii) the Exchange Agent and the Buyer will irrevocably instruct the Buyer's transfer agent to cancel the certificate(s) issued to the Exchange Agent in accordance with this Section and to issue, in replacement thereof, certificates in the names of the Principal Stockholders representing the Purchase Price Shares which the Principal Stockholders are entitled to receive in accordance with the terms of this Agreement and to send such certificates to the Principal Stockholders by reputable overnight courier within two business days of the Closing Date.

     1.3 THE CLOSING. The Closing shall take place at the offices of Gray Cary Ware & Freidenrich LLP, Palo Alto, California, commencing at 10:00 a.m., local time, on March 29, 1999 (the "CLOSING DATE"). The closing of the purchase of the Company Shares by the Buyer from each of the Stockholders shall take place simultaneously and it shall be a condition to the Buyer's obligation to consummate the transactions contemplated by this Agreement that each Principal Stockholder deliver its Company Shares to the Buyer at the Closing and that each Minority Stockholder deliver its Company Shares to the Buyer in accordance with the Minority Stockholder Agreements.

     1.4  Actions at the Closing. At the Closing:
          ----------------------

          (a) COMPANY'S LEGAL OPINION. Gray Cary Ware & Freidenrich LLP, counsel to the Company and the Stockholders, shall deliver to the Buyer an opinion in the form of EXHIBIT B attached hereto, addressed to the Buyer and dated the date hereof;

          (b) RESIGNATIONS. Each of the directors and officers of the Company shall deliver to the Buyer his or her written resignation from such office;

          (c) NON-COMPETITION AGREEMENTS. Each of the Principal Stockholders shall execute and deliver to the Buyer a Stockholder Non-Competition Agreement in substantially the form attached hereto as EXHIBIT C;

          (d) BUYER'S LEGAL OPINION. Hale and Dorr LLP, counsel to the Buyer, shall deliver to the Company an opinion in the form of EXHIBIT D attached hereto, addressed to the Company and the Stockholders and dated the date hereof;

          (e) TERMINATION OF CERTAIN AGREEMENTS. Each of the agreements listed on SCHEDULE C have been terminated and be of no further force or effect;

          (f) POOLING LETTER. The Buyer shall have received a letter from KPMG Peat Marwick, auditors for the Buyer, in a form reasonably satisfactory to the Buyer, to the effect that, and the Buyer shall otherwise be reasonably satisfied that, the transaction contemplated by this Agreement and the Minority Stockholder Agreements qualifies as a "pooling of interests" for accounting purposes;

          (g) CERTIFICATES REPRESENTING COMPANY SHARES. Each Principal Stockholder shall deliver to the Buyer the certificate(s) evidencing all of the Company Shares owned by such Principal Stockholder, duly endorsed in blank or with stock powers duly executed by the Principal Stockholder, with signature guaranteed, and, to the extent applicable for any Principal Stockholder residing in a community property state, a duly executed spousal consent;

          (h) CERTIFICATES REPRESENTING PURCHASE PRICE SHARES. The Buyer shall deliver certificates for the Purchase Price Shares to the Exchange Agent in accordance with Section 1.2(b)(ii);

          (i) RECORD BOOKS. The Company shall deliver to the Buyer the minute books, stock books, ledgers and registers, corporate books and corporate seals of the Company;

          (j) ESCROW AGREEMENT. The Buyer, the Principal Stockholders, Andrew Sather, in his capacity as Stockholder Representative (the "STOCKHOLDER REPRESENTATIVE") and American Stock Transfer and Trust Company (the "ESCROW AGENT") shall execute and deliver the Escrow Agreement attached hereto as EXHIBIT E (the "ESCROW AGREEMENT") and the Buyer shall deliver to the Escrow Agent a certificate for the Escrow Shares being placed in escrow pursuant to
Section 1.2(b)(i);

          (k) THIRD-PARTY CONSENTS. The Company and each Principal Stockholder shall deliver to the Buyer copies of all consents, approvals, waivers, notices, permits or other authorizations required as a result of or in connection with the purchase and sale of the Company Shares; and

          (l) MINORITY STOCKHOLDER AGREEMENTS. The actions at Closing specified in Section 1.4 of the Minority Stockholder Agreements shall occur.

     1.5 FURTHER ASSURANCES. At any time and from time to time after the Closing, at the reasonable request of the Buyer and without further consideration, the Principal Stockholders shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may reasonably request, more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Company Shares, to put the Buyer through its ownership of the Company Shares in actual possession and operating control of the assets, properties and business of the Company, and to carry out the purpose and intent of this Agreement.

     1.6  Treatment of Outstanding Options.
          --------------------------------

          (a) As of the Closing, each outstanding option (a "COMPANY OPTION") under the Adjacency, Inc. 1998 Stock Option Plan (the "COMPANY OPTION PLAN"), whether vested or unvested, shall be assumed by the Buyer and deemed to constitute an option (a "BUYER OPTION") to acquire, on the same terms and conditions as were applicable under such Company Option immediately prior to the Closing, such number of shares of Buyer Common Stock as is equal to the number of shares of Class B Common (as defined below) subject to such Company Option immediately prior to the Closing multiplied by the Exchange Ratio (with any fraction resulting from such multiplication to be rounded down to the nearest whole number), at an exercise price per share equal to the per share exercise price of such Company Option immediately prior to the Closing divided by the Exchange Ratio (with any fraction resulting from such multiplication to be rounded up to the nearest whole cent); PROVIDED, HOWEVER, that in the case of any Company Option to which Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE") is intended to apply, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with Section 424(a) of the Code. Except as otherwise provided in this Section 1.6, the term, exercisability, vesting schedule, acceleration events, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all of the other terms of the Company Options shall otherwise remain unchanged.

          (b) As soon as practicable after the Closing, the Buyer shall deliver to each recipient of a Buyer Option an appropriate notice setting forth such holder's rights pursuant to such Buyer Option and the agreement formerly evidencing such holder's Company Options shall continue in effect on the same terms and conditions (subject to the adjustments) required by this Section 1.6.

          (c) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Company Options assumed in accordance with this Section 1.6. As soon as practicable after the Closing and in any event no later than 20 business days after the Closing, the Buyer shall, with respect to all shares of Buyer Common Stock subject to the Buyer Options, file a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and, shall use best efforts to maintain the effectiveness of such registration statement for so long as such Buyer Options remain outstanding.


                                   ARTICLE IIA

              REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY
                      SHARES AND THE PRINCIPAL STOCKHOLDERS

     Each Principal Stockholder severally represents and warrants to the Buyer as follows:

     2A.1 OWNERSHIP OF COMPANY SHARES. Such Principal Stockholder has good and marketable title, free and clear of any and all Share Encumbrances (as defined below), to all of the Company Shares listed on SCHEDULE A as being owned by such Principal Stockholder. Such Principal Stockholder has the full right, power and authority to sell, transfer, convey, assign and deliver to the Buyer at the Closing the Company Shares owned by such Principal Stockholder and, upon consummation of the purchase and sale contemplated hereby, the Buyer will acquire from such Principal Stockholder good and marketable title to such Company Shares, free and clear of all Share Encumbrances. "SHARE ENCUMBRANCES" means any liens, charges, claims, options (other than the terms and conditions of the option agreements under the Company Option Plan pursuant to which shares of Class B Common were originally issued), pledges, voting trusts, proxies, securityholder or similar agreements, encumbrances or restrictions other than applicable securities law restrictions.

     2A.2 AUTHORITY. Such Principal Stockholder has all requisite power and authority to execute and deliver this Agreement and the Escrow Agreement and to perform such Principal Stockholder's obligations hereunder and thereunder. This Agreement and the Escrow Agreement have been duly and validly executed and delivered by such Principal Stockholder, and constitute valid and binding obligations of such Principal Stockholder, enforceable against such Principal Stockholder in accordance with their respective terms.

     2A.3 NONCONTRAVENTION. Neither the execution and delivery of this Agreement or the Escrow Agreement by such Principal Stockholder nor the consummation by such Principal Stockholder of the transactions contemplated by this Agreement or the Escrow Agreement will: (i) conflict with or violate any provision of the Articles of Incorporation or bylaws of the Company; (ii) require on the part of such Principal Stockholder any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "GOVERNMENTAL ENTITY"); (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any agreement, instrument, contract or arrangement to which such Principal Stockholder is a party or by which such Principal Stockholder or any of his or her properties is bound; (iv) result in the imposition of any Share Encumbrance upon the Company Shares owned by such Principal Stockholder or any Security Interest (as defined below) upon any assets or properties of such Principal Stockholder; or (v) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to such Principal Stockholder or to the Company Shares owned by such Principal Stockholder. "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, and (iv) statutory liens with respect to current taxes not yet due and payable.

     2A.4 Investment Representations.
          --------------------------

          (a) Such Principal Stockholder is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

          (b) Such Principal Stockholder is acquiring the Purchase Price Shares to be issued to such Principal Stockholder for such Principal Stockholder's own account for investment only, and not with a view to, or for sale in connection with, any distribution of such Purchase Price Shares in violation of the Securities Act or any rule or regulation under the Securities Act or any applicable state law.

          (c) Such Principal Stockholder has had adequate opportunity to obtain from representatives of the Buyer such information, in addition to the representations set forth in this Agreement, as is necessary to evaluate the merits and risks of such Principal Stockholder's investment in the Buyer.

          (d) Such Principal Stockholder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Purchase Price Shares to be issued to such Principal Stockholder and to make an informed investment decision with respect to such investment. The Principal Stockholder is capable of bearing the economic risk of such Principal Stockholder's investment in the Purchase Price Shares indefinitely.

          (e) Such Principal Stockholder understands that the Purchase Price Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; and that the Purchase Price Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

          (f) Such Principal Stockholder agrees and understands that a legend substantially in the following form will be placed on the certificate representing the Purchase Price Shares to be issued to the Exchange Agent and such Principal Stockholder:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."


                                   ARTICLE IIB

              REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

     The Company and each of the Principal Stockholders jointly and severally represent and warrant to the Buyer that the statements contained in this Article IIB are true and correct except as set forth in the disclosure schedule attached hereto (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IIB, and the disclosures in any paragraph of the Disclosure Schedule shall qualify other paragraphs in this Article IIB only to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other paragraphs.

     2B.1 ORGANIZATION. The Company is a corporation duly organized and validly existing under the laws of the State of Wisconsin, has not filed articles of dissolution with the State of Wisconsin, has filed during its most recently completed report year an annual report with the State of Wisconsin, and has all requisite power and authority to own and use its properties and to carry on its business as now being conducted. The Company is qualified to transact business as a foreign corporation and is in good standing (corporate and tax) under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, each of which such jurisdictions is listed in the Disclosure Schedule. The Company has furnished to the Buyer true and complete copies of its Articles of Incorporation and By-laws, each as amended and as in effect on the date hereof. The Company is not in default under or in violation of any provision of its Articles of Incorporation or By-laws. The Company does not control, directly or indirectly, or have any direct or indirect equity participation in, any corporation, limited liability company, partnership, trust or other business association or entity.

     2B.2 CAPITALIZATION. The authorized capital stock of the Company consists of 10,000,000 shares of common stock, consisting of (i) 5,000,000 shares of Class A Common Stock, par value $0.01 per share ("CLASS A COMMON") and (ii) 5,000,000 shares of Class B Common Stock, par value $0.01 per share ("CLASS B COMMON" and, together with the Class A Common, the "COMPANY SHARES"), of which 2,000,000 shares of Class A Common and 1,739,932 shares of Class B Common are issued and outstanding as of the date of this Agreement (all of which are owned of record and beneficially by the Stockholders as set forth on SCHEDULE A or SCHEDULE B attached hereto). All of the issued and outstanding Company Shares are duly authorized, validly issued, fully paid, nonassessable and issued without violation of any preemptive rights. Other than the 299,278 shares of Class B Common subject to outstanding Company Options issued pursuant to the Company Option Plan, which are listed in Section 2B.2 of the Disclosure Schedule together with the exercise price thereof, there are no options, warrants, rights, agreements or commitments, contingent or otherwise, to which the Company is a party or which are binding upon the Company to issue, dispose of or acquire any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies or understandings with respect to the voting or registration under the Securities Act of any capital stock of the Company. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

     2B.3 AUTHORIZATION OF TRANSACTION AND NONCONTRAVENTION. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, neither the purchase and sale of the Company Shares, nor the consummation of the other transactions contemplated by this Agreement will: (i) conflict with or violate any provision of the Articles of Incorporation or By-laws of the Company; (ii) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any Governmental Entity; (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any agreement, instrument, contract or arrangement to which the Company is a party or by which the Company or any of its assets or properties is bound; (iv) result in the imposition of any Security Interest upon any assets or properties of the Company; or (v) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its properties or assets.
Section 2B.3 of the Disclosure Schedule sets forth a list of any notice, consent or waiver required as a result of, or in connection with, the purchase and sale of the Company Shares contemplated by this Agreement, under any agreements, instruments, contracts or arrangements of the Company or by which the Company or any of its properties or assets is bound, all of which have been made or obtained.

     2B.4 FINANCIAL STATEMENTS AND INFORMATION.

          (a) FINANCIAL STATEMENTS. The Company has previously delivered to the Buyer copies of its financial statements as of and for the fiscal years ended December 31, 1997 and December 31, 1998 and as of and for the two-month period ended February 28, 1999. Such financial statements (i) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby (except that the financial statements do not include footnotes and the interim financial statements are subject to normal recurring year-end adjustments which will not be material in amount), (ii) fairly present, as of the dates and for the periods indicated, the financial condition, results of operations and cash flows of the Company and (iii) are consistent with the books and records of the Company.

          (b) ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no liability or commitment (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), other than (i) the liabilities shown on the Company's balance sheet as of February 28, 1999 referred to in Section 2B.4(a) (the "MOST RECENT BALANCE SHEET"), (ii) liabilities, similar in nature to those shown on such balance sheet, which have arisen since February 28, 1999 in the ordinary course of business consistent with past practice (the "ORDINARY COURSE OF BUSINESS"), including with respect to frequency and amount, and (iii) contractual and other liabilities incurred in the Ordinary Course of Business, including with respect to frequency and amount, which are not required by GAAP to be reflected on a balance sheet.

          (c) ABSENCE OF CERTAIN CHANGES. Since February 28, 1999 (i) there has been no material adverse change in the Company's business, properties, operations, financial condition, assets or liabilities, and, to the knowledge of the Company or any Principal Stockholder, there has occurred no event or development which may reasonably be foreseen to have in the future a material adverse effect on the Company's business, properties, operations, financial condition, assets or liabilities, and (ii) the Company has not taken any of the following actions:

               (i) issued, granted or sold any shares of capital stock of the Company or any rights, warrants or options to acquire any such shares;

               (ii) declared, set aside or paid any dividend or other distribution in cash or property in respect of capital stock or redeemed or repurchased any shares of capital stock;

               (iii) created, incurred or assumed any debt not currently outstanding (including capital lease obligations, but excluding accounts payable incurred in the Ordinary Course of Business, including with respect to frequency and amount); assumed, guaranteed, endorsed or otherwise become liable for the obligations of any other person; or made any loans, advances or capital contributions to, or investments in, any other person;

               (iv) entered into, adopted or amended any Employee Benefit Plan (as defined in Section 2B.19) or any employment or severance agreement or arrangement; or increased in any manner the compensation or fringe benefits of, or materially modified the employment terms of, or paid any bonuses to, its employees; or hired or terminated any employee with an annual salary in excess of $75,000;

               (v) acquired any assets or made any capital expenditures for an amount of over $10,000 in any one instance or $100,000 in the aggregate;

               (vi) paid any obligation or liability other than in the Ordinary Course of Business, including with respect to frequency and amount;

               (vii) mortgaged or pledged any of its property or assets or subjected any such assets to any Security Interest;

               (viii)    discharged or satisfied any Security Interest;

               (ix) sold, leased, encumbered, disposed of, assigned, transferred or licensed any assets or Company Intellectual Property (as defined in Section 2B.5), other than in the Ordinary Course of Business, including, in the case of any assets other than Company Intellectual Property, with respect to frequency and amount;

               (x) entered into, amended, or terminated any material contract or taken or omitted to take any action that would constitute a violation of or default under, or waived any rights under, any material contract;

               (xi)      amended its Articles of Incorporation or By-laws;

               (xii) changed in any material respect its accounting methods, principles or practices, except as required by a generally applicable change in GAAP;

               (xiii)    instituted or settled any legal proceeding; or

               (xiv) agreed in writing or otherwise to take any of the foregoing actions.

          (d) ACCOUNTS RECEIVABLES. The Company has delivered to the Buyer a true and correct list of all accounts receivable as of February 28, 1999, including an aging thereof. All accounts receivable of the Company arose out of the sales of services in the Ordinary Course of Business and are reasonably expected to be collectible in the face value thereof within 90 days of the date of invoice, using normal collection procedures, net of the reserve for doubtful accounts, which reserve is adequate and was calculated in accordance with GAAP.

          (e) PROJECTIONS. The projections provided by the Company to the Buyer and included in the Disclosure Schedule were prepared in good faith by management of the Company and represent the Company's management's good faith estimates of the future performance of the Company for the periods referred to therein.

          (f) TOTAL ASSETS. The total assets of the Company as of the month end immediately preceding or concurrent with the Closing Date were less than $10 million.

     2B.5 Intellectual Property.
          ---------------------

          (a) The Company owns or has the right to use all Intellectual Property (as defined below) incorporated in its products or services or necessary for, or used in the operation of its business as presently conducted (the "COMPANY INTELLECTUAL PROPERTY"). For avoidance of doubt, it is agreed that Company Intellectual Property does not include specific deliverables created by the Company for clients and assigned to clients in the Ordinary Course of Business; but does include processes, methodologies and know-how used by the Company to create such deliverables. Each item of Company Intellectual Property will be owned or available for use by the Company on identical terms and conditions immediately following the Closing as it was prior to the Closing. The Company has taken reasonable measures to protect the proprietary nature of each item of Company Intellectual Property, and to maintain in confidence all trade secrets and confidential information that it owns or uses. No other person or entity owns or has any rights to any of the Company Intellectual Property (except pursuant to agreements or licenses specified in

Section 2B.5(c) or 2B.5(d) of the Disclosure Schedule), and, to the knowledge of the Company or any Principal Stockholder, no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property. The Company has delivered to the Buyer correct and complete copies of all written documentation evidencing ownership of each item of Company Intellectual Property. The Company has delivered to the Buyer correct and complete copies of any written claims or disputes relating to any item of Company Intellectual Property and a correct summary of any claims or disputes relating to any item of Company Intellectual Property which have not been reduced to writing. "INTELLECTUAL PROPERTY" means all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, trade names, domain names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) other proprietary rights relating to any of the foregoing and (vii) copies and tangible embodiments thereof. Section 2B.5(a) of the Disclosure Schedule lists each patent, patent application, copyright registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Company.

          (b) None of the activities or business presently conducted by the Company, or conducted by the Company at any time since inception, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any other person or entity. Since inception, the Company has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation.

          (c) Section 2B.5(c) of the Disclosure Schedule identifies each license, distribution, reseller or other agreement pursuant to which the Company has granted (i) exclusive rights to any third party with respect to any item of Company Intellectual Property, (ii) any rights to any third party with respect to any item of Company Intellectual Property which is material to the business or operations of the Company as presently conducted, or (iii) other than pursuant to customer contracts in the Ordinary Course of Business, copies of which have been furnished to the Buyer, any rights to any third party with respect to any item of Company Intellectual Property.

          (d) Section 2B.5(d) of the Disclosure Schedule identifies each item of Company Intellectual Property that is owned by a party other than the Company, and the license or agreement pursuant to which the Company uses it. With respect to each such item of Intellectual Property:

               (i) the license, sublicense or other agreement, covering such item is legal, valid, binding, enforceable and in full force and effect;

               (ii) such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

               (iii) neither the Company nor, to the knowledge of the Company or any Principal Stockholder, any other party to such license, sublicense or other agreement is in breach or default, and no event has occurred or, to the knowledge of the Company or any Principal Stockholder, is threatened which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder.

          (e) The Company has not disclosed to any person or entity the source code for any of the software owned by the Company and incorporated in its products or services or necessary for the operation of its business as presently conducted (the "SOFTWARE") or other confidential or proprietary information constituting, embodied in or pertaining to the Software and has taken reasonable measures to prevent such disclosure.

          (f) All of the Software has been created by employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who have executed agreements expressly assigning all right, title and interest in the Software to the Company. No portion of the Software was jointly developed with any third party.

          (g) Section 2B.5(g) of the Disclosure Schedule sets forth a list of each "Year 2000" audit, report or investigation which has been performed by or on behalf of the Company with respect to the Company's business and operations. Neither the Company nor any Principal Stockholder is aware of any failure to be Year 2000 Compliant (as defined below) of any of the Company's hardware or software systems, embedded systems, third party vendors or products or services provided by the Company to third parties. "YEAR 2000 COMPLIANT" means that the applicable system or item:

               (i) will accurately receive, record, store, provide, recognize and process all date and time data from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years;

               (ii) will accurately perform all date-dependent calculations and operations (including, without limitation, mathematical operations, sorting, comparing and reporting) from, during, into and between the twentieth and twenty- first centuries, the years 1999 and 2000 and all leap years; and

               (iii) will not malfunction, cease to function or provide invalid or incorrect results as a result of (x) the change of years from 1999 to 2000, (y) date data, including date data which represents or references different centuries, different dates during 1999 and 2000, or more than one century or (z) the occurrence of any particular date;

in each case without human intervention, other than original data entry.

     2B.6 Real Property Owned and Leased.
          ------------------------------

          (a)  The Company does not own any real property.

          (b) Section 2B.6 of the Disclosure Schedule lists all real property leased or subleased to or by the Company. The Company has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in Section 2B.6 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2B.6 of the Disclosure Schedule:

               (i) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

               (ii) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

               (iii) neither the Company nor, to the knowledge of the Company or any Principal Stockholder, any other party to the lease or sublease is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, or, to the knowledge of the Company or any Principal Stockholder, is threatened which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder; and

               (iv) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold, except for encumbrances excluded from the definition of Security Interest.

     2B.7 Assets.
          ------

          (a) The Company owns or leases all tangible assets necessary for the conduct of its business as presently conducted by the Company, including without limitation all of the assets reflected in the Most Recent Balance Sheet (other than assets sold or otherwise disposed of since February 28, 1999 in the Ordinary Course of Business, including with respect to frequency and amount). Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. All such tangible assets are located at the Company's offices at 1177 Harrison Street, San Francisco, California.

          (b) No asset of the Company (tangible or intangible) is subject to any Security Interest, other than Security Interests which do not, individually or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

          (c) Section 2B.7(c) of the Disclosure Schedule sets forth (i) a true, correct and complete list of all items of tangible personal property owned by the Company as of the date hereof, or not owned by the Company but in the possession of or used in the business of the Company (the "PERSONAL PROPERTY"), other than individual assets with a book value of less than $3,000; and (ii) a list of any agreement relating to each item of Personal Property not owned by the Company. The Company has good and marketable title to each item of Personal Property owned by the Company. Each item of Personal Property not owned by the Company is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between the Company and the owner or lessor thereof, the obligations of the Company to such owner or lessor will be discharged.




     2B.8 Contracts.
          ---------

          (a) Section 2B.8 of the Disclosure Schedule lists each contract, agreement or commitment (written or oral) to which the Company is a party that is material to the Company or its business, including without limitation (i) any contract, agreement or commitment providing for the payment by the Company of an amount in excess of $50,000; (ii) any contract, agreement or commitment concerning confidentiality, ownership of ideas or inventions, work-for-hire, non-disclosure or non-competition; (iii) any contract, agreement or commitment with any current or former stockholders, directors, founders or employees of or consultants to the Company; (iv) any contract, agreement or commitment with any distributors of the products or services of the Company; and (v) any contract, agreement or purchase order by a customer which (w) is not in the Ordinary Course of Business, (x) together with all other contracts, agreements or purchase orders for such customer, is for an amount in excess of $100,000, (y) requires the Company to perform over a period of more than six months or (z) contains "most favored nation" pricing provisions (collectively, together with the agreements and licenses listed in Section 2B.5 of the Disclosure Schedule, the "CONTRACTS").

          (b) The Company has previously delivered to the Buyer a complete and accurate copy of each Contract. The Company is not a party to any oral Contract. With respect to each Contract:

               (i) such Contract is legal, valid, binding, enforceable and in full force and effect;

               (ii) such Contract will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and

               (iii) neither the Company nor, to the knowledge of the Company or any Principal Stockholder, any other party to the Contract is in breach or violation of, or default under, such Contract, and no event has occurred or, to the knowledge of the Company or any Principal Stockholder, is threatened which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder.

     2B.9 Books and Records; Bank Accounts; Powers of Attorney.
          ----------------------------------------------------

          (a) The corporate minute books, financial and accounting records and other business records of the Company, as furnished to the Buyer, are accurate and complete in all material respects. The financial and accounting records of the Company have been maintained in accordance with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (as if the Company were subject thereto) and do not reflect any transactions which are not bona fide transactions and do not omit any actual transactions.

          (b) Section 2B.9 of the Disclosure Schedule sets forth a correct and complete list of all bank accounts and safe deposits of the Company, and all authorized signatories with respect thereto.

          (c) There are no outstanding powers of attorney executed on behalf of the Company.

    2B.10 Tax Matters.
          -----------

          (a) The Company has filed on a timely basis all Tax Returns (as defined below) that it was required to file and all such Tax Returns were correct and complete in all material respects. The Company has paid on a timely basis all Taxes (as defined below) that are shown to be due on any such Tax Returns. The unpaid Taxes of the Company for tax periods through February 28, 1999 do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing difference between book and Tax income) set forth on the Most Recent Balance Sheet. The Company has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than the Company. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. "TAXES" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, leave, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. "TAX RETURNS" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

          (b) The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since inception. No examination or audit of any Tax Returns of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company or any Principal Stockholder, threatened or contemplated. The Company has not been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed. The Company has not waived any statute of limitations with respect to taxes or agreed to an extension of time with respect to a tax assessment or deficiency.

          (c) The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Code and none of the assets of the Company are subject to an election under Section 341(f) of the Code. The Company has not been a United States real property holding corporation within the meaning of

Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. The Company is not a party to any Tax allocation or sharing agreement.

          (d) The Company is not or has not ever been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code). The Company has not made an election under Treasury Reg. Section 1.1502-20(g). The Company is not or has not been required to make a basis reduction pursuant to Treasury Reg. Section 1.1502-20(b) or Treasury Reg.
Section 1.337(d)-2T(b).

          (e) The Company has not undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481(a) of the Code. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.

          (f) At all times since inception for federal income Tax purposes, the Company has been validly treated as an "S corporation" within the meaning of
Section 1361(a) of the Code and has been validly treated in a similar manner for purposes of the income Tax laws of all states in which it has been subject to taxation. The Company has not had at any time any "net unrealized built-in-gain" within the meaning of Section 1374(d) of the Code that would give rise to taxation pursuant to Section 1374 of the Code (or comparable provisions of state law) if all of the assets of the Company were disposed of as of the end of the day immediately preceding the date of this Agreement at their respective fair market values.

          (g) The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code.

    2B.11 Product and Service Warranties.
          ------------------------------

          (a) No product sold or licensed by the Company, and no service provided by the Company, is subject to any guaranty, warranty, right of return or other indemnity other than (i) the applicable warranty terms which are set forth in Section 2B.11 of the Disclosure Statement and (ii) any nondisclaimable warranties implied as a matter of state law.

          (b) The Company has not provided any guarantee or warranty for any product sold or licensed, or service provided, by the Company to the effect that such product or service is Year 2000 Compliant or that such product or service will not be adversely affected with respect to value, utility, marketability, operability or any other aspect by virtue of the arrival of the Year 2000.

     2B.12 CUSTOMERS. To the knowledge of the Company or any Principal Stockholder, the Company has good relations with its customers. No significant customer has indicated to the Company that it will not purchase any products or services from the Company in the future or, except as fully provided for in the Most Recent Balance Sheet, that it wishes to return or receive a refund or credit for any products or services previously purchased from the Company. No unfilled customer order or commitment obligating the Company to process, manufacture or deliver products or perform services is being performed at a loss to the Company or is reasonably expected to result in a loss to the Company upon completion of performance.

     2B.13 Insurance.
           ---------

           (a) The Company maintains insurance with respect to its assets and business. The present scope, initiation dates and coverage amounts of such insurance is described in Section 2B.13 of the Disclosure Schedule.

           (b) No professional liability or similar claim has ever been made against the Company.

     2B.14 Legal Compliance; Environmental Matters.
           ---------------------------------------

           (a) The Company, and the conduct and operations of the Company's business, are in compliance with, and the Company has not received any notices of violation with respect to, each applicable law (including rules, regulations, ordinances and codes thereunder) of any federal, state, local or foreign government or Governmental Entity (including without limitation any relating to public and employee health and safety, environmental protection, hazardous waste or applicable building, zoning and other laws).

           (b) The Company has complied with all applicable Environmental Laws (as defined below). There is no pending, or, to the knowledge of the Company or any Principal Stockholder, threatened, civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company. "ENVIRONMENTAL LAW" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA").

          (c) There have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company. Neither the Company nor any Principal Stockholder is aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Company that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company. "MATERIALS OF ENVIRONMENTAL CONCERN" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products.

          (d) To the knowledge of the Company or any Principal Stockholder, there are no environmental reports, investigations or audits relating to premises currently or previously owned or operated by the Company.

     2B.15 PERMITS. The Company possesses all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity or any other third party that are required to conduct the business of the Company as presently conducted or as proposed to be conducted, each of which is listed in Section 2B.15 of the Disclosure Schedule (collectively, the "PERMITS"). Each Permit is in full force and effect and will be in full force and effect immediately following the Closing and will not expire or terminate as a result of the transactions contemplated by this Agreement.

     2B.16 LITIGATION. The Company (a) is not subject to any unsatisfied judgment, order, decree, stipulation or injunction and (b) is not a party to, nor, to the knowledge of the Company or any Principal Stockholder, threatened with, any litigation, suit, action, investigation, proceeding or controversy before any Governmental Entity.

     2B.17 CONFIDENTIAL INFORMATION. The Company has not disclosed any information of a proprietary or confidential nature relating to its business, products, technology or financial condition to any person or entity, except, (a) in the Ordinary Course of Business, to customers and employees of the Company who have signed confidentiality agreements, (b) to the legal and financial advisors of the Company, and (c) to the Buyer and its legal and financial advisors.

     2B.18 Employers and Consultants.
           -------------------------

           (a) All present employees of the Company are listed in Section 2B.18(a) of the Disclosure Schedule, together with their job titles and salaries. Each present and past employee of the Company is bound by the Company's standard confidentiality and assignment of inventions agreement, a copy of which is attached as Section 2B.18(a) of the Disclosure Schedule. To the knowledge of the Company or any Principal Stockholder, no key employee or group of employees has any plans to terminate employment with the Company. No employees of the Company are represented by any labor union or subject to any collective bargaining agreement, and the employee relations of the Company are good.

           (b) The health of each Principal Stockholder does not restrict or otherwise interfere with, and to the knowledge of the Company or any Principal Stockholder, is not reasonably likely in the future to restrict or otherwise interfere with, such person's ability to perform his or her duties to the Company.

           (c) Schedule 2B.18(c) of the Disclosure Schedule lists all independent contractors who have provided services to the Company since January 1, 1997; PROVIDED, HOWEVER, that such list does not need to include the names of any persons engaged through a temporary agency which is named on Section 2B.18(c). Each independent contractor and each past independent contractor who has provided services to the Company since January 1, 1997 is bound by the Company's standard confidentiality agreement for independent contractors, a copy of which is attached to Schedule 2B.18(c) of the Disclosure Schedule.

     2B.19 Employee Benefits.
           -----------------

           (a) Section 2B.19 of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Company or any ERISA Affiliate (as defined below). "EMPLOYEE BENEFIT PLAN" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. "ERISA AFFILIATE" means any entity which is or at any applicable time was a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) the three most recent annual reports filed on IRS Form 5500, 5500C or 5500R for each Employee Benefit Plan, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and the Company and each ERISA Affiliate have in all material respects met their obligations with respect to such Employee Benefit Plan and have made all required contributions thereto. The Company, each ERISA Affiliate and all Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder. All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or the United States Department of Labor have been duly submitted.

          (b) There are no known investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

          (c) Each of the Employee Benefit Plans that is intended to be qualified under Section 401(a) of the Code has received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plan is qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred that would adversely affect its qualification or materially increase its cost. Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and
Section 401(m)(2) of the Code for each plan year ending prior to the Closing
Date.

          (d) Neither the Company nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

          (e) At no time has the Company or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

          (f) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination or employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under state law.

          (g) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company or any ERISA Affiliate that would subject the Company or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

          (h) No Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

          (i) Each Employee Benefit Plan is amendable and terminable unilaterally by the Company at any time without liability to the Company as a result thereof (other than ordinary administrative expenses normally incurred in connection with such a termination) and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

          (j) Section 2B.19(j) of the Disclosure Schedule discloses each: (i) agreement with any stockholder, director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (k) Section 2B.19(k) of the Disclosure Schedule sets forth the Company's policy with respect to accrued vacation liability, accrued sick time and earned time-off liability and the amount of such liabilities as of February 28, 1999.

     2B.20 BUSINESS RELATIONSHIPS WITH AFFILIATES. Section 2B.20 of the Disclosure Schedule lists any agreements, arrangements or relationships whereby any current or former officer, director or stockholder of the Company (or any member of any such person's "immediate family" defined in Rule 16a-1 under the Securities Exchange Act of 1934)) (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, (c) owes any money to the Company or is owed any money by the Company or (d) has any other business relationship with the Company other than in the capacity as an officer, director or stockholder (any relationships shall be referred to herein as "AFFILIATE RELATIONSHIPS").

     2B.21 ADVISORY FEES. Except as set forth in Section 2B.21 of the Disclosure Schedule, no financial advisor, broker, agent, finder, or other professional advisor (including legal counsel, tax advisor, accountant or appraiser) was utilized by the Company or any Stockholder in connection with the transactions contemplated by this Agreement and no fees and expenses are due or owing to any financial advisor, broker, agent, finder, or other professional advisor (including legal counsel, tax advisor, accountant or appraiser) other than the fees and expenses set forth in Section 2B.21 of the Disclosure Schedule.

     2B.22 POOLING. Neither the Company nor any of the Principal Stockholders has taken or agreed to take any of the actions set forth on SCHEDULE D hereto and none of the statements made on Schedule D is untrue.

     2B.23 DISCLOSURE. No representation or warranty by the Company or any Principal Stockholder contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Company or any Principal Stockholder pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to each Stockholder as follows:

     3.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer is qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the failure to so qualify has not and would not reasonably be expected to have a material adverse effect on the Buyer's business, properties, operations, financial condition, assets or liabilities. The Buyer has all requisite power and authority to own its properties and to carry on its business as now being conducted, to execute and deliver this Agreement and the Escrow Agreement and to perform its obligations hereunder and thereunder.

     3.2  CAPITALIZATION. The authorized capital stock of the Buyer consists of
(a) 100,000,000 shares of Buyer Common Stock, of which 26,843,782 shares were issued and outstanding as of March 5, 1999 and (b) 5,000,000 shares of Preferred Stock, $.01 par value per share, none of which are issued or outstanding. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable, and free of all preemptive rights. All of the Purchase Price Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable, and free of all preemptive rights. Except as disclosed in the Buyer Report (as defined below) or pursuant to options subsequently granted pursuant to plans described in the Buyer Report, (i) there are no options, warrants, rights, agreements or commitments, contingent or otherwise, to which the Buyer is a party or which are binding upon the Buyer to issue, dispose of or acquire any of its capital stock.

     3.3 AUTHORIZATION. The execution and delivery by the Buyer of this Agreement and the Escrow Agreement, and the consummation by the Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement and the Escrow Agreement constitute valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms.

     3.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, neither the execution and delivery of this Agreement or the Escrow Agreement by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby or thereby will: (i) conflict with or violate any provision of the Certificate of Incorporation or bylaws of the Buyer; (ii) require on the part of the Buyer any filing with, or any permit, authorization, consent or approval of, any Governmental Entity; (iii) conflict with, result in the breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any agreement, instrument, contract or arrangement to which the Buyer is a party or by which the Buyer or any of its assets or properties is bound; or (iv) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

     3.5 BUYER REPORTS AND FINANCIAL STATEMENTS. The Buyer has previously furnished to the Stockholders (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "BUYER REPORT"), as filed with the Securities and Exchange Commission (the "SEC") and (ii) its Certificate of Incorporation and bylaws, as amended to date. As of its date, the Buyer Report did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Buyer included in the Buyer Report (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (ii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein.

     3.6 LITIGATION. Except as disclosed in the Buyer Report, there are no actions, suits, claims or legal, administrative or arbitral proceedings pending against, or, to the Buyer's knowledge, threatened against, the Buyer which would reasonably be expected to have a material adverse effect on the Buyer's business, properties, operations, financial condition, assets or liabilities or adversely affect the Buyer's performance under this Agreement or the consummation of the transactions contemplated by this Agreement.

     3.7 BROKERS' FEES. No broker, agent or finder was utilized by the Buyer in connection with the transactions contemplated by this Agreement and no fees are due or owing to any broker, finder or agent other than to Hamilton Partners. The Buyer agrees to pay all fees, commissions, expenses or other compensation to any broker, finder or agent utilized or engaged by the Buyer with respect to the transactions contemplated hereby.

     3.8  Investment Representations.
          --------------------------

          (a) The Buyer is acquiring the Company Shares for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of such Company Shares in violation of the Securities Act or any rule or regulation under the Securities Act.

          (b) The Stockholders have informed the Buyer that the Company Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of the Securities Act, and cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

          (c) The Buyer agrees to place a legend substantially in the following form on each certificate representing the Company Shares:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

     3.9 ABSENCE OF CERTAIN CHANGES. Since December 31, 1998, there has been no material adverse change in the Buyer's business, properties, operations, financial condition, assets or liabilities, and there has occurred no event or development which may reasonably be foreseen to have in the future a material adverse effect on the Buyer's business, properties, operations, financial condition, assets or liabilities.

     3.10 Tax Matters.
          -----------

          (a) Except as otherwise contemplated by Article IV and the Escrow Agreement, the Buyer will not, in connection with the purchase of the Company Shares provided for in this Agreement and the Minority Stockholder Agreements (the "PURCHASE"), redeem and no person related to the Buyer (within the meaning of Treasury Reg. Section 1.368-1(e)(3)) will, in connection with the Purchase, directly or indirectly, acquire any of the Purchase Price Shares. For purposes of this representation, repurchases in the ordinary course of business of unvested shares, if any, acquired from terminating employees of the Buyer or the Company, will be disregarded.

          (b) The Buyer has no plan or intention to cause the Company to issue additional shares of stock after the Purchase, or take any other action, that would result in the Buyer losing control of the Company within the meaning of
Section 368(c) of the Code.

          (c) Except for transfers of stock and assets described in Treasury Reg. Section 1.368-2(k)(1), the Buyer has no plan or intention to liquidate the Company, to merge the Company with or into another corporation, to sell or otherwise dispose of the stock of the Company, or, except for dispositions made in the ordinary course of business, to cause the Company to sell or otherwise dispose of any of its assets.

          (d) The Buyer will cause the Company to either continue the historic business of the Company or use a significant portion of its historic business assets in a business. For purposes of this representation, the Buyer will be deemed to satisfy this requirement if (i) the members of the Buyer's qualified group (as defined in Treasury Reg. Section 1.368-1(d)(4)(ii)), in the aggregate, continue the historic business of the Company or use a significant portion of the Company's historic business assets in a business, or (ii) the foregoing activities are undertaken by a partnership as contemplated by Treasury Reg.
Section 1.368-1(d)(4).

          (e) Except as set forth in Section 7.12, the Buyer, the Company and the Stockholders will each pay their respective expenses, if any, incurred in connection with the Purchase.

          (f) All of the Company Shares to be acquired by the Buyer will be acquired solely in exchange for Buyer Common Stock. Thus, the Buyer intends that no consideration be paid or received for Company Shares other than Buyer Common Stock. After the Purchase, the Buyer will be in control of the Company within the meaning of Section 368(c) of the Code.

          (g) The Buyer does not own, nor has it owned during the past five years, directly or indirectly, any shares of the stock of the Company, or rights to acquire such stock.

          (h) None of the compensation received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of their shares of Company capital stock; none of the shares of the Buyer Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement or covenant not to compete; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

          (i) Following the Purchase, the Buyer (i) will use its best efforts to cause the Purchase to be treated as a reorganization within the meaning of
Section 368(a) of the Code, (ii) will treat the Purchase for all relevant Tax purposes as such a reorganization and (iii) will comply, and will cause the Company to comply, with the record-keeping and information filing requirements of Treasury Reg. Section 1.368-3.

     3.11 DISCLOSURE. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                                 INDEMNIFICATION

     4.1 INDEMNIFICATION BY THE PRINCIPAL STOCKHOLDERS. The Principal Stockholders shall, jointly and severally, indemnify the Buyer and the Company in respect of, and hold the Buyer and the Company harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses, costs and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) (collectively, "DAMAGES") incurred or suffered by the Buyer or the Company or any Affiliate thereof resulting from, relating to or constituting:

          (a) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company or any Stockholder contained in this Agreement or the Minority Stockholder Agreements;

          (b) the termination of employment prior to the Closing of employees of the Company that arose under any federal or state law or under any employee benefit plan established or maintained by the Company, or any workplace conditions of the Company existing prior to the Closing; and

          (c) any claim by a stockholder or former stockholder of the Company, or any other person or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company or options therefor; (ii) any rights of a stockholder, including any option or preemptive rights or rights to notice or to vote; (iii) any rights under the Articles of Incorporation, bylaws or other organizational document of the Company; or (iv) any claim that his, her or its shares were wrongfully repurchased by the Company.

     4.2 INDEMNIFICATION BY THE BUYER. The Buyer shall indemnify each Stockholder in respect of, and hold it harmless against, any and all Damages incurred or suffered by such Stockholder resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Buyer contained in this Agreement or the Minority Stockholder Agreements.

     4.3  Claims for Indemnification
          --------------------------

          (a) A Party entitled, or seeking to assert rights, to indemnification under this Article IV (which, in the case of a claim by the Principal Stockholders, shall be deemed, solely for the purposes of this Section 4.3, to be the Stockholder Representative) (an "INDEMNIFIED PARTY") shall give prompt written notification to the Party from whom indemnification is sought (which, in the case of a claim by the Buyer, shall be deemed, solely for the purposes of this Section 4.3, to be the Stockholder Representative) (the "INDEMNIFYING PARTY") of the commencement of any action, suit or proceeding relating to a third-party claim for which indemnification pursuant to this Article IV may be sought. Within 15 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Party, provided that (i) the Indemnifying Party may only assume control of such defense if it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such action, suit or proceeding constitute Damages for which the Indemnified Party shall be entitled to indemnification pursuant to this Article IV, (ii) the Indemnifying Party may not assume control of the defense of a suit or proceeding in which equitable relief is sought against the Indemnified Party and (iii) the Indemnifying Party may not assume control of the defense of a suit or proceeding in which the amount of Damages sought exceeds the maximum amount recoverable by the Indemnified Party from the Indemnifying Party pursuant to the limitations contained in Section 4.6(a) or 4.6(d) by more than 125%. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The Party or Parties not controlling such defense may participate therein at its or their own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of one counsel to the Indemnified Party in each jurisdiction shall be considered "Damages" for purposes of this Agreement. The Party or Parties controlling such defense shall keep the other Party or Parties advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other Party or Parties with respect thereto. The non-controlling party shall furnish the controlling party with such information as it may have with respect to such action, suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the controlling party in the defense of such action, suit or proceeding. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, such action, suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, such action, suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed.

          (b) In order to seek indemnification under this Article IV or Section 6.2, an Indemnified Party shall give written notification (a "CLAIM NOTICE") to the Indemnifying Party which contains (i) a description and the amount (the "CLAIMED AMOUNT") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article IV or Section 6.2 for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages. Within twenty days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case, (i) if the Indemnifying Party is the Buyer and the Indemnified Party is one or more Stockholders, such response shall be accompanied by a copy of irrevocable instructions issued by the Buyer to its transfer agent to promptly issue to the Stockholders who are Indemnified Parties shares of Buyer Common Stock having an aggregate Value (as defined in Section 4.4) equal to the Claimed Amount or (2) if the Indemnifying Party is a Principal Stockholder and the Indemnified Party is the Buyer, such response shall be accompanied by a copy of irrevocable instructions issued by the Stockholder Representative to the Escrow Agent, instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value equal to the Claimed Amount), (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "AGREED AMOUNT") (in which case, (i) if the Indemnifying Party is the Buyer and the Indemnified Party is one more Stockholders, such response shall be accompanied by a copy of irrevocable instructions issued by the Buyer to its transfer agent to promptly issue to the Stockholders who are Indemnified Parties shares of Buyer Common Stock having an aggregate Value equal to the Agreed Amount or (2) if the Indemnifying Party is a Principal Stockholder and if the Indemnified Party is the Buyer, such response shall be accompanied by a copy of irrevocable instructions issued by the Stockholder Representative to the Escrow Agent instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value equal to the Agreed Amount) or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in such response disputes its liability for all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute. If such dispute is not resolved within 60 days following the delivery by the Indemnifying Party of such response, the Indemnifying Party and the Indemnified Party shall have the right, after first complying with the requirements of Section 7.9, to commence litigation for purposes of resolving such dispute.

          (c) Notwithstanding the other provisions of Section 4.3, if a third party asserts (other than by means of a lawsuit) that the Buyer or the Company is liable to it for a monetary or other obligation which may constitute or result in Damages for which the Buyer or the Company may be entitled to indemnification pursuant to this Article IV, and the Buyer reasonably determines that it has a valid business reason to fulfill such obligation, then (i) the Buyer shall be entitled to satisfy such obligation, without prior notice to or consent from the Principal Stockholders, (ii) the Buyer may subsequently make a claim for indemnification pursuant to this Article IV in accordance with the provisions of this Section 4.3, and (iii) the Buyer or the Company shall be reimbursed, in accordance with the provisions of this Section 4.3, for any such Damages for which it is entitled to indemnification pursuant to this Article IV (subject to the right of the Principal Stockholders to dispute, in the manner set forth in this Section 4.3, the Buyer's entitlement to indemnification or the amount for which it is entitled to indemnification).

          (d) Each Principal Stockholder hereby irrevocably appoints Andrew Sather as his or her Stockholder Representative to serve as such Principal Stockholder's representative and attorney-in-fact with respect to any actions and decisions required or permitted to be made under this Article IV or Section
6.2 and agrees to be bound by any actions or decisions taken by the Stockholder Representative with respect thereto. The Stockholder Representative shall have full power and authority on behalf of each Principal Stockholder to take any and all actions on behalf of, execute any and all instructions on behalf of, and execute or waive any and all rights of, the Principal Stockholders under this
Article IV or Section 6.2. The Stockholder Representative shall have no liability to any Principal Stockholder for any action taken or omitted on behalf of the Principal Stockholders pursuant to this Article IV or Section 6.2.

     4.4 PAYMENT OF AMOUNTS. Any amounts required to be paid by the Buyer or the Principal Stockholder pursuant to the indemnification obligations in this
Article IV or Section 6.2 shall be settled by (i) if the Indemnifying Party is one or more Principal Stockholder, the surrender to the Buyer of Escrow Shares, which shares will be valued at the Value and (ii) if the Indemnifying Party is the Buyer, the issuance to the Stockholders who are Indemnified Parties of shares of Buyer Common Stock, which shares will be valued at the Value. "Value" means $63.7042 per share (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock after the date of this Agreement).

     4.5  Survival.
          --------

          (a) The representations and warranties of the Principal Stockholders and the Buyer set forth in this Agreement shall survive the execution and delivery hereof and the Closing and continue until the first anniversary of the Closing Date and shall not be affected by any examination made for or on behalf of the Buyer or the knowledge of any of the Buyer's officers, directors, stockholders, employees or agents; PROVIDED, HOWEVER, that those representations and warranties of the Principal Stockholders and the Buyer that relate to contingencies that are subject to resolution through the audit process shall only survive the execution and delivery hereof and the Closing until the earlier of (i) the public issuance of the first independent audit report on the Buyer following the Closing which covers a period of time subsequent to the Closing and (ii) the first anniversary of the Closing Date.

          (b) Any claim asserted in writing prior to the expiration as provided in Section 4.5(a) of the representation or warranty that is the basis for such claim shall survive until such claim is finally resolved and satisfied.

     4.6  Limitations.
          -----------

          (a) Notwithstanding anything to the contrary herein, (i) the aggregate liability of the Principal Stockholders under this Article IV or
Section 6.2 shall not exceed the Escrow Shares; (ii) the aggregate liability of the Buyer under this Article IV, Section 6.2 and Article IV of the Minority Stockholder Agreements shall not exceed a number of shares of Buyer Common Stock equal to the number of Escrow Shares and (iii) neither the Principal Stockholders, on the one hand, nor the Buyer, on the other hand, shall be liable under this Article IV (and, in the case of the Buyer, under Article IV of the Minority Stockholder Agreements) unless and until the aggregate Damages for which they or it would otherwise be liable exceed $500,000 (at which point the Principal Stockholders or the Buyer, as the case may be, shall become liable for the aggregate Damages in excess of $200,000).

          (b) No Principal Stockholder shall have any right of contribution against the Company with respect to any breach of any of the representations, warranties, covenants or agreements under this Agreement relating to the Company.

          (c) The amount of any Damages for which indemnification is provided under this Article IV shall be reduced by any related recoveries actually received by the Indemnified Party under any insurance policies.

          (d) The Escrow Agreement shall be the exclusive means for the Buyer to collect any Damages for which it is entitled to indemnification under this
Article IV or Section 6.2. Claims for indemnification settled out of the Escrow Account shall be withheld from the Principal Stockholders pro-rata based on their individual ownership percentage.

          (e) Except with respect to claims based on fraud, after the Closing, the rights of the Indemnified Parties under this Article IV, Section 6.2,
Article IV of the Minority Stockholder Agreements and the Escrow Agreement shall be the exclusive remedy of the Indemnified Parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement and the Minority Stockholder Agreements.


                                    ARTICLE V

                               REGISTRATION RIGHTS

     5.1  Registration of Shares.
          ----------------------

          (a) The Buyer shall file with the SEC, within 20 business days after the Closing Date, a registration statement covering the resale to the public by the Stockholders of 15% of the Purchase Price Shares (the "FIRST REGISTRATION STATEMENT"). The Buyer shall file with the SEC, within 180 days after the Closing Date, a second registration statement covering the resale to the public by the Stockholders of an additional 15% of the Purchase Price Shares (the "SECOND REGISTRATION STATEMENT"). The Buyer shall file with the SEC, within 270 days after the Closing Date, a third registration statement covering the resale to the public by the Stockholders of an additional 15% of the Purchase Price Shares (the "THIRD REGISTRATION STATEMENT"). The First Registration Statement, the Second Registration Statement and the Third Registration Statement are referred to herein collectively as the "STOCKHOLDER REGISTRATION STATEMENTS". The Buyer shall use its best efforts to cause each Stockholder Registration Statement to be declared effective by the SEC as soon as practicable after the filing thereof, PROVIDED that the Buyer shall not be required to request acceleration of effectiveness of the First Stockholder Registration Statement to a date which is prior to the 31st day after the Closing. The Buyer shall use its best efforts to cause each Stockholder Registration Statement to remain effective until, in each case, the earlier of (i) the first anniversary of the Closing Date and (ii) such time as all of the Purchase Price Shares covered by such Stockholder Registration Statement have been sold.

          (b) If, following the first anniversary of the Closing Date, the Buyer fails to timely file all reports required to be filed by it and referred to in paragraph

(c)1 of Rule 144 under the Securities Act or any similar successor provisions and such failure results in a loss to the Stockholders of the availability of Rule 144 for a period in excess of 15 days, then the Buyer shall file with the SEC, within 10 days of the expiration of such 15-day period, a registration statement covering the resale to the public by the Stockholders of all of the Purchase Price Shares not previously sold. The Buyer shall use its best efforts to cause such registration statement to be declared effective by the SEC as soon as practicable after the filing thereof and to cause such registration statement to remain effective until the earlier of (i) the second anniversary of the Closing Date and (ii) such time as all of the Purchase Price Shares covered by such registration statement have been sold.

     5.2  Limitations on Registration Rights.
          ----------------------------------

          (a) The Buyer may, by written notice to the Stockholders, (i) delay the filing or effectiveness of any registration statement filed or to be filed pursuant to this Article V or (ii) suspend any registration statement filed pursuant to this Article V after effectiveness and require that the Stockholders immediately cease sales of shares pursuant to such registration statement, in the event that:

               (1) the Buyer is engaged in any activity or transaction or preparations or negotiations for any activity or transaction ("BUYER ACTIVITY") which the Buyer desires to keep confidential and the Board of Directors of the Buyer determines in good faith that it would be detrimental to the Buyer for such registration to be effected at such time; provided that the Buyer shall have the right to defer or suspend a filing or registration statement for a period of not more than 60 days; PROVIDED, FURTHER, HOWEVER, that the Buyer may not exercise its right under this subparagraph (x) unless all directors and executive officers of the Buyer are also prevented from trading in the securities of the Buyer during such period that the Stockholders are prevented from trading in the securities of the Buyer hereunder and (y) unless the Buyer has also delayed or suspended any other registration statements of the Buyer (other than any registration statements on Form S-8); or

               (2) the Buyer files a registration statement (other than a registration statement on Form S-4 or S-8 or any successor form) with the SEC for the purpose of registering under the Securities Act any securities to be publicly offered and sold by the Buyer and (x) the Buyer pursues the preparation, filing and effectiveness of such registration statement with diligence and (y) the Stockholders are invited to include in such registration statement all of the Stockholders' securities included or includable in the registration statement being delayed or suspended (provided that if the managing underwriter of a proposed public offering shall advise the Buyer that, in its opinion, the distribution of all or any of the secondary shares requested to be included in the registration concurrently with the securities being registered by the Buyer (including any Purchase Price Shares) would adversely affect the distribution of such securities by the Buyer, then the number of Purchase Price

Shares included therein shall be reduced to such amount, if any, that the managing underwriter believes may be sold without causing such adverse effect, with any such reduction to be effected on a pro rata basis with any other secondary shares requested to be included therein by any other stockholders).

          (b) Notwithstanding anything to the contrary in Section 5.2(a), the Buyer may not exercise its rights under Sections 5.2(a)(1) or 5.2(a)(2) more than twice in any 365-day period.

          (c) If the Buyer delays or suspends a registration statement filed pursuant to this Article V or requires the Stockholders to cease sales of shares pursuant to paragraph (a) above, the Buyer shall, as promptly as practicable following the termination of the circumstance which entitled the Buyer to do so, take such actions as may be necessary to file or reinstate the effectiveness of such registration statement and/or give written notice to all Stockholders authorizing them to resume sales pursuant to such registration statement. If as a result thereof the prospectus included in the registration statement has been amended to comply with the requirements of the Securities Act, the Buyer shall enclose such revised prospectus with the notice to Stockholders given pursuant to this paragraph (c), and the Stockholders shall make no offers or sales of shares pursuant to any registration statement other than by means of such revised prospectus.

     5.3  Registration Procedures.
          -----------------------

          (a) In connection with the filing by the Buyer of each registration statement filed pursuant to this Article V, the Buyer shall furnish to each Stockholder such number of copies of the prospectus in conformity with the requirements of the Securities Act as reasonably requested by such Stockholder.

          (b) The Buyer shall use its best efforts to register or qualify the Purchase Price Shares covered by each registration statement filed pursuant to this Article V under the securities laws of such states as the Stockholders shall reasonably request; PROVIDED, HOWEVER, that the Buyer shall not be required in connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

          (c) If the Buyer has delivered preliminary or final prospectuses to the Stockholders and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, the Buyer shall promptly notify the Stockholders and, if requested by the Buyer, the Stockholders shall immediately cease making offers or sales of shares under the registration statement and return all prospectuses to the Buyer. The Buyer shall promptly provide the Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the

Stockholders shall be free to resume making offers and sales under the registration statement.

          (d) The Buyer shall pay the costs and expenses incurred by it in complying with its obligations under this Article V, including, without limitation, all registration and filing fees, Nasdaq listing fees, fees and expenses of counsel for the Buyer, and fees and expenses of accountants for the Buyer, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Stockholders in connection with sales under registration statements and (ii) the fees and expenses of any counsel retained by Stockholders.

          (e) The Stockholders holding a majority of the Purchase Price Shares requested to be included in a Stockholder Registration Statement shall have the right to select one or more nationally recognized underwriters to manage any offering under such Stockholder Registration Statement subject to the approval of the Buyer, which approval shall not be unreasonably withheld.

     5.4  Requirements of Stockholders.
          ----------------------------

          (a) The Buyer shall not be required to include any Purchase Price Shares in a registration statement filed pursuant to this Article V unless:

               (i) the Stockholder owning such shares furnishes to the Buyer in writing such information regarding such Stockholder and the proposed sale of Purchase Price Shares by such Stockholder as the Buyer may reasonably request in writing or as shall be required in connection therewith by the SEC or any state securities law authorities; and

               (ii) such Stockholder shall have provided to the Buyer its written agreement:

                         (1)  to indemnify the Buyer and each of its directors
and officers against, and hold the Buyer and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Buyer or such directors and officers may become subject by reason of any statement or omission in the Stockholder Registration Statement made in reliance upon, and in conformity with, a written statement by such Stockholder previously furnished to the Buyer by the Stockholder pursuant to this Section 5.4; PROVIDED that in no event shall any indemnity under this Section 5.4 exceed the gross proceeds from the offering received by the selling Stockholder; and

                         (2)  to report to the Buyer sales made pursuant to the
registration statement.

          (b) In the event of an underwritten offering pursuant to a registration statement filed pursuant to Section 5.1, each Stockholder who wishes to include Shares therein agrees to execute and deliver an underwriting agreement approved by the Buyer, the holders of at least a majority of the Purchase Price Shares requested to be registered therein and the holders of at least a majority of any other shares of Buyer Common Stock being registered therein.

          (c) As a condition to including Purchase Price Shares in any registration statement filed pursuant to this Article V, the Buyer may require each Stockholder to agree in writing to engage Goldman, Sachs & Co. to act as such Stockholder's broker, dealer or other intermediary in connection with sales to be made pursuant to the registration statement. Notwithstanding the foregoing, each Stockholder shall be entitled to sell up to 10,000 shares per calendar month through any broker of its choice.

     5.5 INDEMNIFICATION. The Buyer agrees to indemnify and hold harmless each Stockholder whose shares are included in a registration statement filed pursuant to this Article V against any losses, claims, damages, expenses or liabilities to which such Stockholder may become subject by reason of any untrue statement of a material fact contained in such registration statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon written information furnished to the Buyer by a Stockholder specifically for use in such registration statement. The Buyer shall have the right to assume the defense and settlement of any claim or suit for which the Buyer may be responsible for indemnification under this Section 5.5.

     5.6 ASSIGNMENT OF RIGHTS. A Stockholder may not assign any of its rights under this Article V except in connection with the transfer of some or all of his or her Purchase Price Shares to a child or spouse, or trust for their benefit, PROVIDED each such transferee agrees in a written instrument delivered to the Buyer to be bound by the provisions of this Article V.

     5.7 RULE 144 REPORTS. During the period from the Closing until the second anniversary of the Closing Date, the Buyer will file on a timely basis all reports required to be filed by it and referred to in paragraph (c)1 of Rule 144 under the Securities Act or any similar successor provisions. The Buyer agrees to promptly file thereafter any such report not so filed.



                                   ARTICLE VI

                                OTHER AGREEMENTS

     6.1 FILING OF TAX RETURNS. The following provisions shall govern the allocation of responsibility as between Buyer and the Stockholders for certain Tax matters following the Closing Date.

          (a) The Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are required to be filed after the Closing Date. Such returns shall include income Tax Returns for the portion of the Company's S termination year within the meaning of Section 1362(e)(4) of the Code for which the Company was an S corporation (the "S Short Year Returns"). The Buyer shall file the S Short Year Returns and deliver or have delivered to the Stockholder Representative the Stockholders' Form K-1 for the S Short Year Returns with reasonable expedition after the Closing Date and in any event by February 29, 2000. The Parties hereto intend that the S Short Year Returns shall be prepared consistent with the Company's past practices. The Buyer shall permit the Stockholder Representative or his designees to review and comment on each such Tax Return described in the first sentence of this Section 6.1(a) prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by the Stockholder Representative.

          (b) The Buyer, the Company and the Stockholders shall cooperate fully, as and to the extent reasonably requested by any other party, in connection with the filing of Company Tax Returns.

          (c)  For any purpose reasonably related to the provisions of this
Section 6.1, the Stockholder Representative shall have the right upon not less than ten days' prior notice to the Company to cause an independent certified public accountant or firm of such accountants to examine the Company's books and records at the cost of the Stockholders.

     6.2  Tax Indemnification by the Principle Stockholders.
          -------------------------------------------------

          (a) The Principal Stockholders shall indemnify the Buyer in respect of, and hold the Buyer harmless, on an after-Tax basis, against (x) Damages resulting from, relating to, or constituting a breach of any representation contained in Section 2.9 hereof and (y), without duplication, the following Taxes with respect to the Company:

               (i) Any and all Taxes due and payable by the Company for any taxable period that ends (or is deemed pursuant to Section 6.3(b) to end) on or before the Closing Date;

               (ii) Any liability of such entities for Taxes of other entities whether pursuant to Treasury Regulation Section 1.1502-6 (or comparable or similar provision under state, local or foreign law), as transferee or successor or pursuant to any contractual obligation for any period that ends (or is deemed pursuant to Section 6.3(b) to end) on or before the Closing Date; and

               (iii) Any sales, use, transfer, stamp, conveyance, value added, recording, registration, documentary, filing or other similar Taxes and fees, whether levied on the Buyer, the Company Stockholders, the Company, or any of their respective Affiliates, resulting from the transactions contemplated by this Agreement or otherwise on account of this Agreement.

          (b) Amounts payable pursuant to this Section 6.2 shall be computed after taking into account all Tax consequences to the Buyer (or its Affiliates) of (i) the receipt of (or the right to receive) the indemnification payment and
(ii) the incurrence of the liability that gave rise to the right to receive the indemnification payment. Thus, it is the intention of the Parties that the Buyer be held harmless with respect to the liability that gave rise to the right to the indemnification payment on an after-Tax basis.

          (c) All claims for indemnification pursuant to this Section 6.2 shall be made in accordance with Section 4.3 hereof and shall be subject to the provisions of Sections 4.4 through 4.6 hereof.

     6.3  Allocation of Certain Taxes.
          ---------------------------

          (a) The Buyer and the Principal Stockholders agree that if the Company is permitted but not required under applicable foreign, state or local Tax laws to treat the Closing Date as the last day of a taxable period, the Buyer and the Principal Stockholders shall treat such day as the last day of a taxable period.

          (b) Any Taxes for a taxable period beginning before the Closing Date and ending after the Closing Date with respect to the Company shall be apportioned for purposes of Section 6.2 between the portion of the period ending on the Closing Date and the portion of the period commencing on the day immediately following the Closing Date based on the actual operations of the Company, as the case may be, during such portions of the periods, and each such portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period).

     6.4 CERTAIN AGREEMENTS REGARDING POOLING ACCOUNTING. Each Principal Stockholder (other than Pascal Bathrop and Matt Kirchstein, who are not "affiliates" of the Company, as defined in Rule 12b-2 under the Exchange Act) agrees that he or she will not sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce his or her interest in or risk relating to, any shares of Buyer Common Stock until after such time as the Buyer has published (within the meaning of Accounting Series Release No. 135, as amended, of the SEC) financial results covering at least 30 days of combined operations of the Company and the Buyer; PROVIDED, HOWEVER, that each Principal Stockholder subject to the foregoing provision will be permitted, during the period of such restriction, to sell, transfer, pledge, hypothecate or otherwise dispose of, or reduce his or her interest in or risk relating to, an amount of Buyer Common Stock not more than such Principal Stockholder's pro rata share of the de minimis amount permitted by the SEC under its rules and releases relating to the "pooling-of-interests" accounting treatment. Each such Principal Stockholder agrees to pre-clear any proposed de minimis transactions with the Company, which clearance will not be unreasonably withheld.

     6.5 GRANT OF STOCK OPTIONS. After the Closing Date, the Buyer shall grant to persons (x) who are employees of the Company as of the Closing and who remain employed by the Company or (y) who, prior to the Closing, had outstanding offers of employment from the Company options under the Buyer's 1996 Equity Stock Incentive Plan or 1998 Stock Incentive Plan (collectively, the "BUYER PLANS") for an aggregate of 210,000 shares of Buyer Common Stock. Such options will be granted at an exercise price equal to fair market value on the date of grant and will be subject to the other terms and conditions of the applicable plan and form of stock option agreement which has previously been provided to the Company. The Buyer shall use its best efforts to maintain the effectiveness of the registration statements on Form S-8 relating to the Buyer Plans for so long as such options remain outstanding.

     6.6 EMPLOYEE BENEFITS. As soon as is reasonably practicable following the Closing, the Buyer shall provide for individuals who are employees of the Company as of the Closing and who remain employed by the Company (each such employee, an "AFFECTED EMPLOYEE") to be entitled to participate in the Buyer's employee benefit plans and arrangements in which and to the same extent that similarly situated employees of the Buyer or its Affiliates participate (in each case to the extent that each such Affected Employee's position, tenure, salary, age, health and other qualifications make him or her eligible to participate). Until such time, the Buyer agrees to provide, or cause the Company to provide, the Affected Employees, as a group, with employee benefit plans or arrangements that are, in the aggregate, substantially equivalent to those provided to the Affected Employees, as a group, immediately prior to the Closing. To the extent permitted under the applicable plans, the Buyer will, or will cause the Company to, give Affected Employees full credit for purposes of eligibility, vesting and determination of the level of benefits under any employee benefit plans or arrangements maintained by the Buyer or the Company for such Affected Employees' service with the Company to the same extent recognized immediately prior to the Closing. To the extent permitted under the applicable plans, the Buyer will, or will cause the Company to, provide each Affected Employee with credit for any deductibles paid prior to the Closing in satisfying any applicable deductible requirements under any welfare plans that such employees are eligible to participate in after the Closing.


                                   ARTICLE VII

                                  MISCELLANEOUS

     7.1 PRESS RELEASES AND PUBLIC DISCLOSURE. No Party shall (and the Principal Stockholders shall cause the Company not to) issue any press release or other public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Parties; PROVIDED, HOWEVER, that the Buyer may make any public disclosure it believes in good faith is required by law, regulation or stock market rules (in which case the Buyer shall use reasonable efforts to advise the Stockholder Representative of the proposed disclosure prior to making the disclosure and the Stockholder Representative shall cooperate with the Buyer with respect to such disclosure). The Parties agree that the Buyer shall be entitled to issue a press release regarding the Closing, substantially in the form attached hereto as EXHIBIT F.

     7.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that the provisions of
Article IV are intended for the benefit of the persons specified therein and the respective legal representatives, successors and assigns.

     7.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations among the Parties, written or oral, that may have related in any way to the subject matter hereof, excluding the Mutual Nondisclosure and Confidentiality Agreement between the Buyer and the Company dated December 18, 1998 (which shall remain in effect).

     7.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided that no such consent shall be required for such an assignment by the Buyer to an affiliated entity of the Buyer.

     7.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     7.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     If to a Principal Stockholder:
     -----------------------------

     At such Principal Stockholders address as set forth on Schedule A.
                                                            ----------

     With a copy to:
     --------------

     Thomas W. Furlong
     Gray, Cary, Ware & Freidenrich, LLP
     400 Hamilton Avenue
     Palo Alto, California 94301-1825
     Telecopy: (650) 327-3699

     If to the Buyer or the Company:
     ------------------------------

     Deborah England Gray, Esq.
     Sapient Corporation
     One Memorial Drive
     Cambridge, MA 02139
     Telecopy: (617) 679-0499

     With a copy to:
     --------------

     Jonathan Wolfman, Esq.
     Hale and Dorr LLP
     60 State Street
     Boston, Massachusetts 02109
     Telecopy: (617) 526-5000

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     7.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

     7.9  Dispute Resolution; Litigation.
          ------------------------------

     (a) Prior to commencing any litigation relating to the subject matter of or under this Agreement, the Party desiring to commence litigation will provide written notice to the other side demanding that the Parties engage, for a period of 30 days from the date of such demand notice, in non-binding mediation for purposes of seeking to resolve such dispute. Such mediation shall be coordinated through J.A.M.S./Endispute. The cost of any mediation shall be borne one-half by the Buyer and one-half by the Stockholder or Stockholders who are party to the mediation. Following the expiration of such 30-day period, any Party may commence litigation with respect to the subject matters of the dispute and any related matters. Notwithstanding the foregoing, nothing in this Section 7.9 shall be construed as limiting in any way (i) the right of a Party to seek injunctive relief from any court of competent jurisdiction or (ii) the right of a Party to commence litigation without complying with the requirements of this
Section if doing so is necessary to avoid the expiration of an applicable statute of limitations.

     (b) If the Buyer wishes to commence litigation relating to the subject matter of or under this Agreement, the Buyer will commence such litigation exclusively in the state or federal courts sitting in Santa Clara County, California. Each of the Parties (i) submits to the jurisdiction of any state or federal court sitting in Santa Clara County, California in any action or proceeding arising out of or relating to this Agreement brought by the Buyer pursuant to this Section 7.9(b) and (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto.

     (c) If any Party wishes to commence litigation against the Buyer relating to the subject matter of or under this Agreement, such Party will commence such litigation exclusively in the state or federal courts sitting in the Eastern District of the Commonwealth of Massachusetts. Each of the Parties (i) submits to the jurisdiction of any state or federal court sitting in the Eastern District of the Commonwealth of

Massachusetts in any action or proceeding arising out of or relating to this Agreement brought by the Buyer pursuant to this Section 7.9(c) and (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto.

     (d) Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 7.7. Nothing in this Section, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

     7.10 AMENDMENTS AND WAIVERS. The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty, covenant or agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     7.11 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     7.12 EXPENSES. Each Party shall bear its own costs and expenses (including legal and other professional fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     7.13 CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either Party. Any reference to any

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




federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     7.14 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     7.15 FACSIMILE SIGNATURE. This Agreement may be executed by facsimile signature.

                    SIGNATURE PAGE TO PRINCIPAL STOCKHOLDER
                            STOCK PURCHASE AGREEMENT

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                        SAPIENT CORPORATION


                                        By: /s/ Susan D. Johnson
                                           -------------------------------------

                                        Title: Chief Financial Officer
                                              ----------------------------------



                                        ADJACENCY, INC.


                                        By: /s/ Andrew Sather
                                           -------------------------------------

                                        Title: President
                                              ----------------------------------

                                        /s/ Andrew Sather
                                        ----------------------------------------
                                        Andrew Sather, as Exchange Agent



                                        PRINCIPAL STOCKHOLDERS:

                                        /s/ Pascal Bathrop
                                        ----------------------------------------
                                        Pascal Bathrop

                                        /s/ Carlo Calica
                                        ----------------------------------------
                                        Carlo Calica

                                        /s/ Bernie DeChant
                                        ----------------------------------------
                                        Bernie DeChant

                                        /s/ Chris DeVore
                                        ----------------------------------------
                                        Chris DeVore

                                        /s/ Matt Kirchstein
                                        ----------------------------------------
                                        Matt Kirchstein

                                        /s/ Andy Patrick
                                        ----------------------------------------
                                        Andy Patrick

                                        /s/ Anton Prastowo
                                        ----------------------------------------
                                        Anton Prastowo

                                        /s/ Ken Raley
                                        ----------------------------------------
                                        Ken Raley

                                        /s/ Andrew Sather
                                        ----------------------------------------
                                        Andrew Sather


                                             Schedule A

                                       Principal Stockholders
                                       ----------------------
                                                                                      Purchase
                                                                                        Price
                   Class A     Class B       Total         Total                     Shares to
                   -------     -------      Company       Purchase        Escrow     be Issued
Name and Address    Common      Common       Shares     Price Shares      Shares     at Closing
----------------    ------      ------       ------     ------------      ------     ----------
Pascal Bathrop           0     120,000      120,000        25,370          2,546         22,824

Carlo Calica       300,000      79,100      379,100        80,147          8,065         72,082

Bernie DeChant      80,000     299,100      379,100        80,147          8,065         72,082

Chris DeVore             0     160,000      160,000        33,826          3,408         30,418

Matt Kirchstein          0     160,000      160,000        33,826          3,408         30,418

Andy Patrick             0     400,000      400,000        84,566          8,507         76,059

Anton Prastowo     540,000     169,100      709,100       149,914         15,086        134,828

Ken Raley                0     160,000      160,000        33,826          3,408         30,418

Andrew Sather    1,080,000     169,100    1,249,100       264,077         26,574        237,503

Minority
Stockholders
(as listed on
Schedule B)              0      23,532       23,532         4,975              0          4,975
                 ---------   ---------    ---------       -------         ------        -------

     TOTAL       2,000,000   1,739,932    3,739,932       790,674         79,067        711,607
                 =========   =========    =========       =======         ======        =======

                                   Schedule B

                              Minority Stockholders
                              ---------------------


                               Class B     Purchase Price
                               -------      Shares to be
Name and Address                Common    Issued at Closing
----------------                ------    -----------------
Allison Jones                   20,000                4,228

Jennifer Shonholtz                 199                   42

David Wisnom III                 3,333                  705
                                ------                -----

     TOTAL                      23,532                4,975
                                ======                =====

                                   Schedule C

                          Agreements to be Terminated
                          ---------------------------

Second Amended and Restated Founder Stock Purchase Agreement dated as of November 25, 1998 by and between the Company and Andrew Sather.

Second Amended and Restated Founder Stock Purchase Agreement dated as of November 25, 1998 by and between the Company and Anton Prastowo.

Second Amended and Restated Founder Stock Purchase Agreement dated as of November 25, 1998 by and between the Company and Carlo Calica.

Amended and Restated Shareholder Agreement dated as of January 31, 1996 by and between the Company and Bernard DeChant.

Employment Offer Letter dated June 12, 1998 by and between the Company and Chris DeVore.

Employment and Confidentiality Agreement dated July 1, 1996 by and between the Company and Phillip Andrew Patrick, as amended.


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




                                   Schedule D

                        Certain Pooling Related Matters
                        -------------------------------


1. No Principal Stockholder has entered into or intends to enter into any agreement or arrangement relating to the Buyer Common Stock to be issued in connection with the Agreement other than (1) the Agreement and the agreements referenced therein, (2) options to be assumed by the Buyer pursuant to Section 1.6 of the Agreement and (3) the full-recourse promissory notes issued to the Company in connection with the original acquisition of Company shares and the payment of any related withholding taxes.

2. No Principal Stockholder has entered into or intends to enter into any agreement or arrangement pursuant to which the Company or the Buyer has agreed or will agree directly or indirectly to retire or reacquire all or any part of the Buyer Common Stock issued to effect the transaction.

3. Other than (1) the promissory notes referred to in Clause (3) of Item 1 above, (2) as expressly contemplated by the Agreement, (3) pre-existing employment arrangements and (4) any options which may be granted pursuant to Section 6.5 of the Agreement, no Principal Stockholder has entered into or intends to enter into any agreement or arrangement pursuant to which the Company or the Buyer has agreed or will agree to provide any financial arrangements for the benefit of any Stockholder.

4. Prior to the date of the Agreement, no Principal Stockholder has reduced his risk relative to any shares of Buyer Common Stock to be received in the combination.



                                      -53-